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                                                                      EXHIBIT 15
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Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registra tion Statements (Form S-3 No. 33-58220, Form S-3 No. 33-56915, Form S-3 No. 333-03339, Form S-4
No. 333-13429, Form S-8 No. 33-57687, Form S-8 No. 33-68852, and Form S-8 No.
33-57695) of Atmos Energy Corporation of our report dated February 5, 1997, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended December 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                      ERNST & YOUNG LLP




February 12, 1997
Dallas, Texas